March 2, 2001


The Software Firm, Inc.


Dear Sirs:

OrderPro Logistics, Inc. ("OPL"), a Nevada corporation located at 7400 North Oracle Road, Tucson, Arizona 85704, and The Software Firm, Inc. ("SWFIRM"), an Arizona corporation located at 7440 North Oracle Road, Building 4, Tucson,
Arizona 85704, entered into an agreement by letter date October 4th, 2000 to develop OPL's software that is known as OrderPro to be used in the management and promotion of OPL's business. SWFIRM performed the work in the original agreement and OPL is in arrears for payment of $111,383.50. This letter will confirm a continuation of the agreement between OPL and SWFIRM, as set forth herein, to foster the original intent of the October 4th, 2000 letter.

     1.   SWFIRM will provide the following services at the specified costs:

          * JSP for EComm site               $ 3,000.00
          * DB changes                       $ 4,500.00
          * Reports                          $ 2,400.00
          * Deployment Phase                 $ 2,550.00
          * Hardware and Software            $ 4,000.00
                                             ----------
                 TOTAL                       $16,450.00
                                             ==========

     2.   OPL agrees to pay the following amounts on said dates:

          * March 2, 2001                    $ 4,125.00
          * March 9, 2001                    $ 4,100.00
                                             ----------
                 TOTAL                       $ 8,225.00
                                             ==========

     3.   Restricted Common Stock

          OPL agrees that it will issue $80,000.00 Debenture Convertible into 266,667 shares of restricted Common Stock ("Restricted Common Stock") to SWFIRM on or before the expiration of six months. OPL shall register said underlying shares on or before August 31st 2001. If the registration statement is not effective by that date the $80,000.00 will be due and payable in cash by OPL to SWFIRM immediately. In addition, 10% annual interest will be applied to the principal beginning January 1, 2001 as the beginning date of debt owed.

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     4.   Remaining Balance

          * Previous Billings               $111,383.50
          * Completion Services             $ 16,450.00
          * Cash Payment                    $ (8,225.00)
          * Convertible Debenture           $(80,000.00)
                                            -----------
                 Remaining Balance          $ 39,608.50
                                            ===========

     5.   Tolling Payments until Balance is Paid

          OPL agrees to pay SWFIRM 1% of Gross Monthly Revenues within the range of $0.00 to $166,666.00 with a minimum of $1,500.00 per month. OPL agrees to pay SWFIRM 3% of Gross Monthly Revenues over $166,666.00, which will be applied to the Remaining Balance until such balance is fully paid. The payment will be received within five (5) business days from the end of such month. Late fees will be applied at 10% annual interest. These tolling payments begin when the OrderPro system goes on-line.

     6.   Tolling Payments After Balance is Paid

          OPL agrees to pay SWFIRM 1% of Gross Monthly Revenues within the range of $0.00 to $416,666.00. OPL agrees to pay SWFIRM 0.5% of Gross Monthly Revenues over $416,666.00. The payment will be received within five (5) business days from the end of such month. Late fees will be applied at 10% annual interest. The term of these tolling payments is indefinite.

     7. The Software Firm's Inc. fee for hourly maintenance, support and enhancements, as approved by OPL, is $85.00 per hour and will be billed every two (2) weeks.

     8. OPL agrees to pay The Software Firm's fee as invoiced every two (2) weeks within five (5) business days from the date of invoice. OPL's obligation to pay The Software Firm's fee and regular invoices shall survive the expiration or termination of this agreement and shall continue as a legal and binding obligation of OPL to pay SWFIRM whether or not the proposed public offering takes place.

     9.   Previous agreements still in effect

          SWFIRM will provide the services required by (Project Plan 0255-00S-OrderPro Logistics Software Development Life Cycle) as directed by the OPL.

          OPL and SWFIRM agree to follow the Mutual Non-Disclosure Agreement signed between these two parties dated September 21, 2000.

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     10.  Governing Law and Jurisdiction

          It is agreed between the parties that this Agreement is made in the State of Arizona and shall be governed and construed according to the laws of the State of Arizona. Any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of Arizona. The parties hereto agree that jurisdiction and venue for any such controversy or claim shall be in a court of competent jurisdiction in Tucson, Pima County, Arizona USA.

     11.  Attorneys' Fees

          Except as otherwise provided in this agreement, in the event that either party institutes an action or proceeding to enforce any rights arising out of this Agreement, the party prevailing in that action or proceeding will be paid for all of its reasonable costs and attorneys' fees by the non-prevailing party. These costs and fees will be determined by the court and not by a jury and will be included in any judgment entered in that action or proceeding.

Please sign and return the duplicate copy of this letter to signify agreement with the terms hereof.

SWFIRM                                      OPL


By: ____________________________            By: ____________________________
Name:  _________________________            Name: __________________________
Title: _________________________            Title: _________________________
Date:  _________________________            Date: __________________________


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